EXHIBIT 99.1

YOUNTVILLE INVESTORS, LLC

INDEPENDENT AUDITORS' REPORT

To the Members
Yountville Investors, LLC
Yountville, California

We have audited the accompanying financial statements of Yountville Investors, LLC, which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations and members' deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yountville Investors, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN LLP

June 18, 2015

Seattle, Washington

YOUNTVILLE INVESTORS, LLC
BALANCE SHEETS
December 31, 2014 and 2013

ASSETS	2014	2013
Current Assets
Cash	$2,170,952	$3,297,958
Guest and trade receivables, net of allowance for
doubtful accounts of $11,000 for 2014 and 2013	48,998	127,827
Inventories	187,875	188,736
Prepaid expenses	389,526	331,974
Total current assets	2,797,351	3,946,495
Property and Equipment, net	40,379,222	41,833,336
Other Assets	1,047,731	1,071,281
	$44,224,304	$46,851,112
LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$922,077	$937,227
Accrued interest	3,386,623	2,953,154
Advance deposits	1,747,286	1,397,084
Other current liabilities	783,875	636,050
Revolving line of credit, current	410,901	—
Long-term debt, current	—	11,306,591
Total current liabilities	7,250,762	17,230,106
Non-Current Liabilities
Long-term debt, net of current portion	39,657,869	55,029,968
Revolving line of credit, net of current portion	27,093,000	—
Deferred rent	3,138,368	2,976,227
	69,889,237	58,006,195
Members' Deficit	(32,915,695)	(28,385,189)
	$44,224,304	$46,851,112

See Notes to Financial Statements

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YOUNTVILLE INVESTORS, LLC
STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT
For the Years Ended December 31, 2014 and 2013

	2014	2013
Revenue
Rooms	$12,189,522	$11,317,556
Food and beverage	3,547,601	3,267,399
Spa	1,350,234	1,303,606
Minor departments	54,234	57,158
Rent and other	135,655	43,815
	17,277,246	15,989,534
Expenses
Rooms	2,737,242	2,626,381
Food and beverage	3,421,830	3,175,825
Spa	856,832	824,510
Minor departments	191,278	186,817
General and administrative	1,600,225	1,497,110
Sales and marketing	979,849	918,722
Property operations and maintenance	684,576	670,306
Management fees	532,419	578,841
Rent	1,151,386	1,091,488
Property and other taxes	489,831	147,693
Insurance	185,346	108,675
Depreciation and amortization	2,575,432	3,126,948
Utilities	313,486	276,904
	15,719,732	15,230,220
Income from operations	1,557,514	759,314
Other Expense
Interest expense	(5,852,794)	(5,656,578)
Other expenses	(235,226)	(251,206)
	(6,088,020)	(5,907,784)
Net loss	(4,530,506)	(5,148,470)
Members' Deficit
Beginning of year	(28,385,189)	(23,236,719)
End of year	$(32,915,695)	$(28,385,189)

See Notes to Financial Statements

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YOUNTVILLE INVESTORS, LLC
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2014 and 2013

	2014	2013
Cash Flows from Operating Activities
Net loss	$(4,530,506)	$(5,148,470)
Adjustments to reconcile net loss to net cash flows
provided by operating activities:
Depreciation and amortization	2,575,432	3,126,948
Gain on sale of property and equipment	(14,258)	(5,300)
Deferred rent	162,141	171,449
Interest converted to notes payable to members	3,748,660	3,253,810
Interest converted to increase in revolving line of credit	98,573	—
Changes in operating assets and liabilities:
Guest and trade receivables	78,829	112,243
Inventories	861	36,153
Prepaid expenses	(57,552)	(235,217)
Accounts payable and accrued expenses	(15,150)	(31,616)
Accrued interest	433,469	497,539
Advance deposits	350,202	836,407
Other current liabilities	147,825	227,174
Net cash flows provided by operating activities	2,978,526	2,841,120
Cash Flows from Investing Activities
Increase in cash reserve	(221,813)	—
Purchases of property and equipment	(582,461)	(457,282)
Net cash flows used in investing activities	(804,274)	(457,282)
Cash Flows from Financing Activities
Payments on long-term debt	(301,258)	(575,013)
Payments on long-term debt - notes payable to members	(3,000,000)	—
Net cash flows used in financing activities	(3,301,258)	(575,013)
Net Change in Cash	(1,127,006)	1,808,825
Cash
Beginning of year	3,297,958	1,489,133
End of year	$2,170,952	$3,297,958

See Notes to Financial Statements

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NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Yountville Investors, LLC ("the Company") is a limited liability company operating a boutique, 62-guest room hotel in Napa Valley, California. The hotel opened in February 2009 and includes within its hotel a restaurant, bar, spa, and banquet and meeting facilities.

Subsequent to year end, the hotel was placed on the market for sale. A purchase and sale agreement has been signed, dated May 28, 2015, for approximately $85 million.

Basis of Accounting

The Company prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Guest and Trade Receivables

The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. For transient guests, the Company requires prepayment of room and tax fees at the time of reservation. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their carrying amount, which approximates fair value. The allowance is management's estimate of the amount of receivables that will not be collected, based on historical experience. The Company reduces its receivable and related allowance when the receivable is considered to be uncollectible. Recoveries of accounts previously written off are recorded when received.

Inventories

Inventories consist of food, beverages, and other consumables and are valued at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of the building is computed using the straight-line method over the life of the land lease (see Note 7). Depreciation of other property and equipment is computed using the straight-line method over the assets' estimated useful lives.

The estimated useful lives of the major components of property and equipment are as follows:

Building	41 years
Furniture, fixtures, and equipment	3-7 years
Leasehold improvements	5-15 years
Land improvements	15 years
Vehicles	5 years

Smallwares consist of linens, glassware, utensils, and small electronics which are recorded as assets at the time of initial purchase. Subsequent replacement items are expensed when purchased, and adjustments to the capitalized smallwares account are made as necessary, based on quarterly counts.

Impairment

The Company reviews long-lived assets for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. There were no impairment losses on long-lived assets for the years ended December 31, 2014 or 2013.

Other Assets

Other assets consist of loan fees, cash reserves, and other non-current assets. Loan fees are capitalized when incurred and amortized over the life of the loan. During 2014, the Company refinanced its construction loan with a revolving line of credit (see Note 5). As a result of the refinance, the Company expensed the unamortized balance of loan fees of $421,311. New loan fees totaling $279,236 were capitalized in 2014 and are being amortized over the life of the revolving line of credit. Amortization expense was $524,598 and $306,997 for the years ended December 31, 2014 and 2013, respectively.

Amortization expense for the years ending December 31 is as follows:

2015	$43,462
2016	43,462
2017	40,337
2018	37,212
2019	37,212
Thereafter	55,528
$257,213

Deferred Rent

The Company recognizes rent expense related to the leased land on a straight-line basis and accrues a liability for rent expense recognized in excess of the rents paid to date.

Revenue Recognition

The Company recognizes income at the time persuasive evidence of an arrangement exists, the service is provided or goods are delivered, prices are fixed and determinable, and collection is reasonably assured. Under this method, rooms, food and beverage, and other operating revenues are recognized when services are performed and goods are delivered. Revenue from advance deposits is deferred and recognized as revenue when the services to which it relates are performed. Revenue is presented net of sales tax.

Advertising

Advertising costs are expensed as incurred and totaled $119,051 and $119,527 for the years ended December 31, 2014 and 2013, respectively. Advertising expenses are included in sales and marketing expense on the statements of operations and members' deficit.

Federal Income Taxes

As a limited liability company, the Company is not subject to federal income tax. The members are taxed individually on their share of the Company's items of income, deductions, losses, and credits.

Management has evaluated the tax positions taken on the Company's tax return for those that are "more likely than not" to be sustained in the event of a tax authority examination. Management believes there are no uncertain tax positions for the years ended December 31, 2014 or 2013.

Subsequent Events

The Company has performed an evaluation of subsequent events through the date these financial statements were available to be issued, which is the same date as the independent auditors' report.

Note 2. Limited Liability Company Agreement

The limited liability company agreement ("the Agreement") for the Company was entered into on September 19, 2005. As of December 31, 2014 and 2013, the Company had a total of 18,147,600 common units. As of December 31, 2014 and 2013, four members held 57% of total units. Members holding Class C units have first priority, with a 15% preferred return. Members holding Class B units have second priority, with a 7% preferred return, and members holding Class A units have third priority, with no preferred return. As of December 31, 2014 and 2013, there were 600,000 Class A units with a balance of $240,000; 15,227,862 Class B units with a balance of $14,088,862; and 2,319,738 Class C units with a balance of $1,618,682.

Profits and losses are allocated in accordance with the Agreement. All debts, obligations, and liabilities shall be solely those of the Company. Members are not obligated personally for any debts, obligations, or liabilities solely by reason of being a member.

Note 3. Property and Equipment

Property and equipment is comprised of the following at December 31:

	2014	2013
Buildings	$39,418,288	$39,232,363
Furniture, fixtures, and equipment	7,905,115	7,385,459
Leasehold improvements	9,950,299	9,950,299
Land improvements	309,207	309,207
Vehicles	43,913	—
	57,626,822	56,877,328
Less accumulated depreciation	17,494,855	15,444,021
	40,131,967	41,433,307
Construction in progress	1,000	153,774
Smallwares	246,255	246,255
	$40,379,222	$41,833,336

Depreciation expense was $2,050,834 and $2,819,951 for the years ended December 31, 2014 and 2013, respectively.

Note 4. Revolving Line of Credit

The Company refinanced the outstanding construction loan during 2014 with a declining, revolving line of credit. The revolving line of credit has a maximum credit limit of $27,785,000. The agreement requires principal payments sufficient to reduce the outstanding balance to agreed-upon maximum balances throughout the term of the agreement. The first reduction of principal was at March 1, 2015, at which point the maximum outstanding balance allowed was $27,093,000. The balance is further reduced annually based on the principal reduction schedule through the final maturity date, June 1, 2021, at which date the full outstanding balance is due. Interest is payable monthly at LIBOR plus 3.5% (3.66% at December 31, 2014). The remaining balance on the construction loan plus closing costs and loan fees were transferred to the revolving line of credit during 2014. The balance outstanding on the revolving line of credit was $27,503,901 as of December 31, 2014, with $410,901 due in 2015 and included within current liabilities on the accompanying balance sheets, based on the principal reduction schedule. The revolving line of credit is secured by substantially all assets of the Company and is guaranteed by three members. The line of credit agreement includes certain loan covenants.

Note 5. Long-Term Debt

Long-term debt consists of the following at December 31:

	2014	2013
Note payable to bank, bearing interest at a fixed rate of 2.57% as of December 31, 2014, and at the index rate, 4%, as of December 31, 2013. On September 1, 2015 and 2016, the interest rate is adjusted to LIBOR plus 2%, determined on such dates. Interest only payments are due monthly through August 31, 2017, at which point all principal and unpaid interest is due. The 2013 balance is included within current liabilities as the note was originally due in 2014. During 2014, the agreement was amended to extend the maturity to 2017. The note is guaranteed by three members.	$10,700,000	$10,700,000

Construction loan payable to bank bearing interest at LIBOR plus 3% per annum, but not less than 5.23% (5.23% at December 31, 2013). Monthly principal and interest payments of $170,525. Refinanced in 2014 (see Note 4). Collateralized by substantially all assets of the Company.	—	27,427,350

Notes payable to three members, bearing interest at 15%. All principal and unpaid interest is due July 1, 2017. Unpaid, accrued interest is converted to member loans annually. Notes are unsecured and subordinated to bank debt (see Note 8).	28,957,869	28,209,209
	39,657,869	66,336,559
Less current portion		(11,306,591)
	$39,657,869	$55,029,968

Construction Loan

In 2014, the Company obtained a construction loan for a maximum total loan of $2,500,000. The outstanding loan balance bears interest at LIBOR plus 3.5%. Interest only payments are due monthly through June 1, 2017, at which date total outstanding principal and interest is due. The loan is unsecured and guaranteed by three members. The outstanding balance is zero at year-end, as no funds were drawn on the loan during 2014.

Note 6. Retirement Plan

The Company maintains a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code, which covers substantially all employees. Eligible employees may make voluntary contributions to the plan through payroll withholdings, subject to certain limitations. The Company matched contributions associated with the plan in the amount of $72,541 and $43,942 for 2014 and 2013, respectively.

Note 7. Commitments

Land Lease

The Company entered into an agreement to lease the land used for the hotel site in October 2005. The agreement expires October 2055, with two optional extension periods, each for an additional 25 years. The agreement provides for monthly payments that increase annually based on increases in the Consumer Price Index, with a minimum increase of 1.5% and maximum of 3.5%. The agreement contains a contingent rent calculation based on a percentage of revenue and requires an additional rent payment when the percentage rent calculation exceeds base rent.

The total land lease rent expense for the years ended December 31 are as follows:

	2014	2013
Minimum rent expense	$811,184	$809,310
Contingent rent expense	324,450	44,366
	$1,135,634	$853,676

Operating Lease

The Company leases photo copiers under an operating lease, which expires in 2018. The lease requires a monthly payment of $698. Total rent expense for the copiers was $15,752 and $14,782 for the years ended December 31, 2014 and 2013, respectively.

Future minimum lease payments on the land lease and operating lease for the years ending December 31 are as follows:

2015	$647,582
2016	657,170
2017	666,902
2018	674,686
2019	678,430
Thereafter	32,312,976
$35,637,746

Note 8. Related Party Transactions

Management Agreement

The Company has an agreement with Benchmark Hospitality Inc. to direct, supervise, and manage all aspects of the operations. Benchmark Hospitality Inc. is responsible for the appointment of the general manager, who is an employee of the Company and is responsible for maximizing the financial return of the operation, controlling operating expenses, and protecting and preserving the assets of the Company.

The agreement provides for a base management fee of 2.5% of gross revenue. For the first three operating years, the agreement also provides for an incentive fee of 15% of gross operating profit for the applicable operating year that exceeds the pro forma gross operating profit amount that is set forth in the agreement. Beginning for the fourth operating year and continuing until the termination of the Company, the incentive fee is 15% of gross operating profit for the applicable operating year that exceeds the greatest actual annual gross operating profit of the preceding five (or if applicable, fewer) operating years, subject to an overall fee cap of 4% of gross revenue for both the base management fee and the incentive fee. For the years ended December 31, 2014 and 2013, the base management fee was $431,917 and $399,738, respectively. As of December 31, 2014 and 2013, base management fees of $25,312 and $25,073, respectively, were outstanding and included within accounts payable on the accompanying balance sheets.

For the years ended December 31, 2014 and 2013, the incentive fee was $100,502 and $179,103, respectively. The full amounts of the incentive fees were accrued for at December 31, 2014 and 2013, and included within other current liabilities on the accompanying balance sheets.

Due to Benchmark Hospitality

In the normal course of operations, Benchmark Hospitality Inc. may advance funds to the Company. These advances are non-interest bearing and are repaid as cash is available.

As of December 31, 2014 and 2013, the amount due to Benchmark Hospitality Inc. was $12,042 and $11,146, respectively, and is included within accounts payable on the accompanying balance sheets.

Member and Bank Loans

The Company has loans from three members as of December 31, 2014 and 2013 (see Note 5). These three members also act as guarantors on the bank debt outstanding and revolving lines of credit at December 31, 2014 and 2013.

Note 9. Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and accounts receivable. The Company grants credit on an unsecured basis and controls credit risk on its accounts receivable through monitoring procedures. Three customers represented 54% and 66% of the accounts receivable balance at December 31, 2014 and 2013, respectively.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant related credit risk.

Note 10. Supplemental Cash Flow Information

Supplemental cash flow information is as follows for the years ended December 31:

	2014	2013
Noncash activities:
Cash paid for interest	$1,670,665	$1,904,079
Noncash financing activities:
Conversion of accrued interest to notes payable to members	$3,748,660	$3,253,810
Refinance of construction loan with revolving line of credit	$27,405,328	$—
Capitalized loan fees paid for by revolving line of credit	$279,236	$—

YOUNTVILLE INVESTORS, LLC
BALANCE SHEETS
March 31, 2015 and December 31, 2014

ASSETS	March 31, 2015	December 31, 2014
Current Assets
Cash	$2,905,789	$2,170,952
Guest and trade receivables, net of allowance for doubtful accounts of $6,187 and $11,000, respectively	102,336	48,998
Inventories	185,738	187,875
Prepaid expenses	411,688	389,526
Total current assets	3,605,551	2,797,351
Property and Equipment	39,955,775	40,379,222
Other Assets	1,158,470	1,047,731
	$44,719,796	$44,224,304
LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,088,405	$922,077
Accrued interest	4,415,560	3,386,623
Advance deposits	3,484,486	1,747,286
Other current liabilities	501,712	783,875
Revolving line of credit, current	1,129,901	410,901
Total current liabilities	10,620,064	7,250,762
Non-Current Liabilities
Long-term debt, net of current portion	39,657,869	39,657,869
Revolving line of credit, net of current portion	26,374,000	27,093,000
Deferred rent	3,176,543	3,138,368
	69,208,412	69,889,237
Members' Deficit	(35,108,680)	(32,915,695)
	$44,719,796	$44,224,304

See Notes to Financial Statements

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YOUNTVILLE INVESTORS, LLC
STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT
For the Three Months Ended March 31, 2015 and 2014

	2015	2014
Revenue
Rooms	$2,163,681	$1,889,016
Food and beverage	754,271	686,452
Spa	302,485	267,994
Minor departments	16,617	12,477
Rent and other	19,747	28,682
	3,256,801	2,884,621
Expenses
Rooms	643,257	588,128
Food and beverage	814,132	760,990
Spa	217,949	187,888
Minor departments	48,946	45,599
General and administrative	430,271	390,119
Sales and marketing	251,819	247,079
Property operations and maintenance	175,722	171,112
Management fees	106,330	96,043
Rent	308,173	285,362
Property and other taxes	119,760	131,071
Insurance	101,959	28,200
Depreciation and amortization	513,886	617,926
Utilities	75,475	67,481
	3,807,679	3,616,998
Income from operations	(550,878)	(732,377)
Other Income (Expense)
Gain on sale of property and equipment		3,400
Interest expense	(1,349,897)	(1,465,547)
Other expenses	(292,210)	(31,529)
	(1,642,107)	(1,493,676)
Net loss	(2,192,985)	(2,226,053)
Members' Deficit
Beginning of year	(32,915,695)	(28,385,189)
End of quarter	$(35,108,680)	$(30,611,242)

See Notes to Financial Statements

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YOUNTVILLE INVESTORS, LLC
STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2015 and 2014

	2015	2014
Cash Flows from Operating Activities
Net loss	$(2,192,985)	$(2,226,053)
Adjustments to reconcile net loss to net cash flows
provided by operating activities:
Depreciation and amortization	513,886	617,926
Gain on sale of property and equipment		(3,400)
Deferred rent	38,175	40,535
Changes in operating assets and liabilities:
Guest and trade receivables	(53,338)	(196,863)
Inventories	2,137	4,294
Prepaid expenses	(22,162)	(107,358)
Accounts payable and accrued expenses	166,328	(108,854)
Accrued interest	1,028,937	1,037,356
Advance deposits	1,737,200	1,356,284
Other current liabilities	(282,163)	(181,070)
Net cash flows provided by operating activities	936,015	232,797
Cash Flows from Investing Activities
Increase in cash reserve	(121,605)
Proceeds from sale of property and equipment		3,400
Purchases of property and equipment	(79,573)	(362,216)
Net cash flows used in investing activities	(201,178)	(358,816)
Cash Flows from Financing Activity
Payments on construction loan payable to bank		(153,529)
Net Change in Cash	734,837	(279,548)
Cash
Beginning of period	2,170,952	3,297,958
End of period	$2,905,789	$3,018,410
Supplemental Cash Flow Information
Cash paid for interest	$320,960	$428,191

See Notes to Financial Statements

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NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Yountville Investors, LLC ("the Company") is a limited liability company operating a boutique, 62 guest room hotel in Napa Valley, California. The hotel opened in February 2009 and includes within its hotel a restaurant, bar, spa, and banquet and meeting facilities.

In 2015, the hotel was placed on the market for sale. A purchase and sale agreement has been signed as of May 28, 2015, for approximately $85 million.

Basis of Accounting

The Company prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Guest and Trade Receivables

The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. For transient guests, the Company requires prepayment of room and tax fees at the time of reservation. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their carrying amount, which approximates fair value. The allowance is management's estimate of the amount of receivables that will not be collected, based on historical experience. The Company reduces its receivable and related allowance when the receivable is considered to be uncollectible. Recoveries of accounts previously written off are recorded when received.

Inventories

Inventories consist of food, beverages, and other consumables and are valued at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of the building is computed using the straight-line method over the life of the land lease (see Note 3). Depreciation of other property and equipment is computed using the straight-line method over the assets' estimated useful lives. The estimated useful lives of the major components of property and equipment are as follows:

Building	41 years
Furniture, fixtures, and equipment	3-7 years
Leasehold improvements	5-15 years
Land improvements	15 years
Vehicles	5 years

Smallwares consist of linens, glassware, utensils, and small electronics which are recorded as assets at the time of initial purchase. Subsequent replacement items are expensed when purchased, and adjustments are made based on quarterly counts.

Impairment

The Company reviews long-lived assets for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Other Assets

Other assets consist of loan fees, cash reserves, and other non-current assets. Loan fees are capitalized when incurred and amortized over the life of the loan. Subsequent to March 31, 2014, the Company refinanced its construction loan with a revolving line of credit (see Note 5). Amortization expense was $10,866 and $51,026 for the three months ended March 31, 2015 and 2014, respectively.

Amortization expense for the years ending December 31 is as follows:

2015 (remaining portion)	$32,597
2016	43,462
2017	40,337
2018	37,212
2019	37,212
Thereafter	56,420
$247,240

Deferred Rent

The Company recognizes rent expense related to the leased land on a straight-line basis and accrues a liability for rent expense recognized in excess of the rents paid to date.

Revenue Recognition

The Company recognizes income at the time persuasive evidence of an arrangement exists, the service is provided, prices are fixed and determinable, and collection is reasonably assured. Under this method, rooms, food and beverage, and other operating revenues are recognized when services are performed. Revenue from advance deposits is deferred and recognized as revenue when the services to which it relates are performed. Revenue is presented net of sales tax.

Advertising

Advertising costs are expensed as incurred and totaled $35,587 and $20,196 for the three months ended March 31, 2015 and 2014, respectively, and are included in sales and marketing expenses in the statements of operations.

Federal Income Taxes

As a limited liability company, the Company is not subject to federal income tax. The members are taxed individually on their share of the Company's items of income, deductions, losses, and credits.

Management has evaluated the tax positions taken on the Company's tax return for those that are "more likely than not" to be sustained in the event of a tax authority examination. Management believes there are no uncertain tax positions as of March 31, 2015 and December 31, 2014.

Subsequent Events

The Company has performed an evaluation of subsequent events through the date these financial statements were available to be issued, which is June 14, 2015.

Note 2. Limited Liability Company Agreement

The limited liability company agreement ("the Agreement") for the Company was entered into on September 19, 2005. As of March 31, 2015 and December 31, 2014, the Company had a total of 18,147,600 common units. As of March 31, 2015 and December 31, 2014, four members held 57% of total units. Members holding Class C units have first priority, with a 15% preferred return. Members holding Class B units have second priority, with a 7% preferred return, and members holding Class A units have third priority, with no preferred return. As of March 31, 2015 and December 31, 2014, there were 600,000 Class A units with a balance of $240,000; 15,227,862 Class B units with a balance of $14,088,862; and 2,319,738 Class C units with a balance of $1,618,682.

Profits and losses are allocated in accordance with the Agreement. All debts, obligations, and liabilities shall be solely those of the Company. Members are not obligated personally for any debts, obligations, or liabilities solely by reason of being a member.

Note 3. Property and Equipment

Property and equipment consists of the following at March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014
Buildings	$39,421,043	$39,418,288
Furniture, fixtures, and equipment	7,980,798	7,905,115
Leasehold improvements	9,951,434	9,950,299
Land improvements	309,207	309,207
Vehicles	43,913	43,913
	57,706,395	57,626,822
Less accumulated depreciation	17,997,875	17,494,855
	39,708,520	40,131,967
Construction in progress	1,000	1,000
Smallwares	246,255	246,255
	$39,955,775	$40,379,222

Depreciation expense was $503,020 and $566,900 for the three months ended March 31, 2015 and 2014, respectively.

Note 4. Revolving Line of Credit

During 2014, the Company refinanced an outstanding construction loan with a declining, revolving line of credit. The revolving line of credit has a maximum credit limit of $27,785,000. The agreement requires principal reduction payments sufficient to reduce the outstanding balance to agreed-upon maximum balances throughout the term of the agreement. The first reduction of principal is March 1, 2015, at which point the maximum outstanding balance allowed is $27,093,000. The balance is further reduced annually based on the principal reduction schedule through the final maturity date, June 1, 2021, at which date the full outstanding balance is due. Interest is payable monthly at LIBOR plus 3.5% (3.66% at March 31, 2015). The balance outstanding on the revolving line of credit is $27,503,901 as of March 31, 2015 and December 31, 2014, with the first required reduction of principal paid in April 2015. The revolving line of credit is secured by substantially all assets of the Company and is guaranteed by three members. The Company was in compliance with its loan covenants at March 31, 2015.

Note 5. Long-Term Debt

Long-term debt consists of the following at March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014
Note payable to bank, bearing interest at a rate of 2.57%. On September 1, 2015 and 2016, the interest rate is adjusted to LIBOR plus 2%, deteremined on such dates. Interest only payments are due monthly through August 31, 2017, at which point all principal and unpaid interest is due. The note is guaranteed by three members.	$10,700,000	$10,700,000

Notes payable to three members, bearing interest at 15%. All principal and unpaid interest is due July 1, 2017. Unpaid, accrued interest is converted to member loans annually. Notes are unsecured and subordinated to the bank debt (see Note 8).	28,957,869	28,957,869
	$39,657,869	$39,657,869

Construction Loan

During 2014, the Company obtained a construction loan for a maximum total loan of $2,500,000. The outstanding loan balance bears interest at LIBOR plus 3.5%. Interest only payments are due monthly through June 1, 2017, at which date total outstanding principal and interest is due. The loan is unsecured and guaranteed by three members. No funds were drawn on the loan during 2015 or 2014, so the outstanding balance is zero at March 31, 2015 and December 31, 2014.

Note 6. Retirement Plan

The Company maintains a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code, which covers substantially all employees. Eligible employees may make voluntary contributions to the plan through payroll withholdings, subject to certain limitations. The Company matched contributions associated with the plan in the amount of $13,705 and $15,988 during the three months ended March 31, 2015 and 2014, respectively.

Note 7. Commitments

Land Lease

The Company entered into an agreement to lease the land used for the hotel site in October 2005. The agreement expires October 2055, with two optional extension periods, each for an additional 25 years. The agreement provides for monthly payments that increase annually based on increases in the Consumer Price Index, with a minimum of 1.5% and maximum of 3.5%. The agreement contains a contingent rent calculation based on a percentage of revenue and requires an additional rent payment when the percentage rent calculation exceeds base rent.

The total land lease rent expense for the three months ended March 31:

	2015	2014
Minimum rent expense	$203,371	$202,380
Contingent rent expense	102,474	76,899
	$305,845	$279,279

Future minimum lease payments on the land lease and operating lease for the years ending December 31 are as follows:

2015 (remaining portion)	$485,687
2016	657,170
2017	666,902
2018	674,686
2019	678,430
Thereafter	32,312,976
$35,475,851

Note 8. Related Party Transactions

Management Agreement

The Company has an agreement with Benchmark Hospitality Inc. to direct, supervise, and manage all aspects of the operations. Benchmark Hospitality Inc. is responsible for the appointment of the general manager, who is an employee of the Company and is responsible for maximizing the financial return of the operation, controlling operating expenses, and protecting and preserving the assets of the Company.

The agreement provides for a base management fee of 2.5% of gross revenue. For the first three operating years, the agreement also provides for an incentive fee of 15% of gross operating profit for the applicable operating year that exceeds the pro forma gross operating profit amount that is set forth in the agreement. Beginning for the fourth operating year and continuing until the termination of the Company, the incentive fee is 15% of gross operating profit for the applicable operating year that exceeds the greatest actual annual gross operating profit of the preceding five (or if applicable, fewer) operating years, subject to an overall fee cap of 4% of gross revenue for both the base management fee and the incentive fee. For the three months ended March 31, 2015 and 2014, the base management fee was $81,330 and $72,043, respectively. As of March 31, 2015 and December 31, 2014, base management fees of $30,514 and $25,312, respectively, remaining outstanding, and are included within accounts payable on the accompanying balance sheets.

For the three months ended March 31, 2015 and 2014, the incentive fee was $25,000 and $24,000, respectively. As of March 31, 2015 and December 31, 2014, incentive fees of $25,000 and $100,502, respectively, were accrued for, and included within other current liabilities on the accompanying balance sheets.

Member and Bank Loans

The Company had loans from three members at March 31, 2015 and 2014 (see Note 5). These three members also act as guarantors on the bank debt outstanding and revolving lines of credit at March 31, 2015 and 2014.

Note 9. Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and accounts receivable. The Company grants credit on an unsecured basis and controls credit risk on its accounts receivable through monitoring procedures. Three customers represented 70% and 71% of the accounts receivable balance at March 31, 2015 and December 31, 2014, respectively.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant related credit risk.